SECURITIES AND EXCHANGE COMMISSION
						   Washington, D.C.  20549


								  FORM 8-K

								CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4,1999


				 FRANKLIN FINANCIAL SERVICES CORPORATION
   (Exact name of registrant as specified in its charter)

 Pennsylvania                       0-12126               23-144083
 (State or other jurisdiction    (Commission           (IRS Employer
 of incorporation)               File Number)          Ident. No.)


20 South Main Street, Chambersburg,PA                17201
(Address of principal executive office)           (Zip Code)


Registrant?s telephone number, including area code    (717) 264-6116
							   N/A
(Former name or former address, if changes since last report)



Item 5.      Other Events.

The press release of Franklin Financial Services Corporation dated
March 4,1999 and attached hereto as Exhibit 99, relates to the authorization of a special cash dividend of $.40 per share which is payable on April 15, 1999 to shareholders of record as of the close of business on March 22, 1999.


Item 7.      Financial Statements and Exhibits.


	Exhibits

The following exhibits are filed herewith:

Number          Description              Page Number

  99   Press Release, dated March 4,1999       3
	   of Franklin Financial Services
	   Corporation


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							  FRANKLIN FINANCIAL SERVICES CORPORATION

							  By: /s/ William E. Snell, Jr.
							  William E. Snell, Jr., President
							  and Chief Executive Officer



Dated: March 8, 1999





News Release - March 4, 1999
FRANKLIN FINANCIAL SERVICES CORPORATION
Kenneth C. Ditzler (717) 261-3665




Franklin Financial declares Special Cash Dividend


(Chambersburg, PA) --- Franklin Financial Services Corporation, the bank holding company of F&M Trust Company, today announced that its Board of Directors has declared a special cash dividend of $.40 per share.

The total payout, based upon 2,793,625 shares outstanding as of March 4, 1999, will be $1,117,600. The special cash dividend of $.40 per share is payable on April 15, 1999 to shareholders of record as of the close of business on March 22, 1999.

The payment of the special cash dividend is made possible by our strong capital position and reflects our continuing commitment to enhancing long-term shareholder value, commented William E. Snell, Jr., President and Chief Executive Officer. We are delighted with the special dividend and we believe that it will be well received by our shareholders. It is a reflection of our strong financial position and the successful implementation of our long-term strategy of profitable growth.

Franklin Financial Services Corporation is a Chambersburg, Pennsylvania based bank holding company with assets of approximately $425 million at year end 1998. Its wholly-owned subsidiary, F&M Trust Company, is an independent community bank which operates 12 community offices in Franklin and Cumberland Counties, Pennsylvania.